10f-3 Transactions


Fund:   Value Portfolio
Issuer: Arrow Electronics, Inc.
Security Type: Registered Public
Price/Unit: $45.29
Trade date:   2/15/01
Spread: 1.30%
Amount Purchased: $442,926.42
Total Offering Amount: $1,523,750,000
Eligible: Y
Lowest price/unit paid by any purchaser: Y
First date for sales: Y
Reasonability test passed: Y
Purchaed from: Morgan Stanley
Less than 25% of total offering amount: Y
No compensation to JP Morgan: Y
Firm commitment underwriting: Y



Fund  International Equity
Underwriter  Goldman Sachs
Name of issuer  NTT DoCoMo
Title of security  NTT DoCoMo
Date of offering  5/Feb/01
Amount of  Total Offering  400,000 shares
Unit Price  2,066,000
Underwriting Spread or Commission 20,454,000
Dollar Amount of Purchases  $ 272,500
Number of Shares Purchased  16
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.00%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 0.20% Sum 0f (14)and (15) 0.20%
% of Portfolio Assets applied to the Purchase  0.50%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter  Goldman Sachs
Name of issuer  Deutsche Boerse
Title of security  Deutsche Boerse
Date of offering  5/Feb/01
Amount of  Total Offering  2,890,000 shares
Unit Price  335 EUR
Underwriting Spread or Commission  6.5325 EUR
Dollar Amount of Purchases  $ 67,000
Number of Shares Purchased  224
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.01%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 0.50% Sum 0f (14)and (15) 0.51%
% of Portfolio Assets applied to the Purchase  0.12%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter  Merrill Lynch
Name of issuer CNOOC
Title of security  CNOOC
Date of offering   28/Feb/01
Amount of  Total Offering  1,642,426,000 shares
Unit Price  6.01 HKD
Underwriting Spread or Commission  0.21 HKD
Dollar Amount of Purchases  $ 275,000
Number of Shares Purchased  356,600
Years of Continuous Operation 3+
% of Offering Purchased by Portfolio  0.02%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 2.01% Sum 0f (14)and (15) 2.03%
% of Portfolio Assets applied to the Purchase 0.65%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter  Merrill Lynch
Name of issuer Buhrmann
Title of security  Buhrmann
Date of offering   27/Mar/01
Amount of  Total Offering  24,000,000 shares
Unit Price  25 EUR
Underwriting Spread or Commission  0.412 EUR
Dollar Amount of Purchases  $ 99,000
Number of Shares Purchased  4,400
Years of Continuous Operation 3+
% of Offering Purchased by Portfolio  0.02%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 2.00% Sum 0f (14)and (15) 2.02%
% of Portfolio Assets applied to the Purchase 0.21%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO




Fund: Mid-Cap Growth
Security: Transmeta Corp.
Date of Transaction: 11/6/2000
Purchase Price per Unit:  21.00
Amount of commission per unit: 0.00
Gross Commission as a % of Price:  0.00
Total Amount of Offering:  13,000,000
Total Amount of Purchase:  200
Purchase as a % of Offering:  0.00%
Purchase as a % Fund Assets:  0.00%
Name of Affiliated Broker/dealer in Syndicate: 	Morgan Stanley, Dean Witter
Name of Broker\Dealer whom securities were purchased: Spear Leeds & Kellog



Fund: Mid-Cap Growth
Security: Exodus Communications
Date of Transaction: 2/5/2001
Purchase Price per Unit:  18.50
Amount of commission per unit: 0.00
Gross Commission as a % of Price:  0.00
Total Amount of Offering:  13,000,000
Total Amount of Purchase:  4,400
Purchase as a % of Offering:  0.03%
Purchase as a % Fund Assets:  0.01%
Name of Affiliated Broker/dealer in Syndicate: 	Morgan Stanley, Dean Witter
Name of Broker\Dealer whom securities were purchased: Goldman Sachs